UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 10, 2010

MATTHEWS INTERNATIONAL CORPORATION
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

TWO NORTH SHORE CENTER PITTSBURGH, PA 15212-5851
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:	412-442-8200

Item 5.02                      Departure of Director.

Effective September 10, 2010, Glenn R. Mahone resigned from the Board of Directors of Matthews International Corporation (the “Company”).  The resignation was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Mahone is a partner at Reed Smith LLP, a law firm that provides legal services to the Company.  Although the Company and Mr. Mahone believe that no conflicts exist or have occurred as a result of Mr. Mahone's position with Reed Smith and his duties as a director, Mr. Mahone has resigned to avoid even the mere suggestion of any such conflict.  The Company thanks Mr. Mahone for his many contributions to the Company and wishes him continued success in his future endeavors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION

Date: September 13, 2010	By:	/s/ Steven F. Nicola
Steven F. Nicola
Chief Financial Officer, Secretary, and Treasurer